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                                                                   EXHIBIT 10.15


                                VOTING AGREEMENT

         VOTING AGREEMENT (this "AGREEMENT"), dated as of February 28, 2001, by and between Yazam.com Inc., a Delaware corporation ("YAZAM"), and Gregory Earls, an individual (the "STOCKHOLDER").

         WHEREAS, Yazam has entered into an Agreement and Plan of Merger as of the date hereof (the "MERGER AGREEMENT") with U.S. Technologies Inc., a Delaware corporation ("USXX") and U.S. Technologies Acquisition Co., a Delaware corporation and wholly owned subsidiary of USXX ("NEWCO"), pursuant to which Newco will merge with and into Yazam with Yazam surviving the merger (the "MERGER");

         WHEREAS, pursuant to the Merger, certain stockholders of Yazam will receive shares of convertible preferred stock, par value $0.02 per share, of USXX (the "PREFERRED STOCK"), as more fully described in the Merger Agreement;

         WHEREAS, USXX intends to amend its certificate of incorporation (the "CHARTER AMENDMENT") to increase the authorized number of its Common Stock, par value $0.02 per share (the "COMMON STOCK"), in order to authorize and reserve a sufficient number of the Common Stock for the conversion of the Preferred Stock;

         WHEREAS, the Stockholder is the largest single stockholder of USXX and controls the voting power of the number of shares of capital stock of USXX required to approve the Charter Amendment in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, in consideration of Yazam entering into the Merger Agreement, the Stockholder has agreed to enter into this Agreement to vote his Shares (as defined herein), in favor of the Charter Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows.

         1.       Definitions. For purposes of this Agreement:

         "PERSON" shall mean an individual, corporation, association, partnership, limited liability Company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

         "PERMITTED TRANSFEREE" shall mean any person who is (A) the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendent of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, either the Stockholder or of a Permitted Transferee;
(B) upon the death of the Stockholder or any Permitted Transferee of the Stockholder, the executors of the estate of the Stockholder or such Permitted Transferee, and any of the Stockholder's or such Permitted Transferee's heirs, testamentary trustees, devisees or legatees; (C) any trust for the benefit of the Stockholder or any Permitted Transferees; (D) upon the disability of either the Stockholder or such Permitted Transferee, any guardian or conservator of the Stockholder or such Permitted Transferee; provided, however, that in each case such transferee assumes and agrees to perform and becomes a party to


                                                                   Exhibit 10.15
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this Agreement. For purposes of this Agreement, when a Permitted Transferee has acquired Shares in accordance herewith, such person shall be deemed a "Stockholder" hereunder.

         "SHARES" shall mean the shares of capital stock of USXX and any right to acquire shares of capital stock of USXX owned by the Stockholder as of the date hereof and any shares of capital stock of USXX or rights to acquire shares of capital stock of USXX acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement. In the event of a stock dividend or distribution, or any change in the capital stock of USXX by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, reclassified or exchanged, and appropriate adjustments shall be made to the terms and provisions of this Agreement.

         2.       Agreements.

                  (a) Voting Agreement. Subject to Section 4 below, the Stockholder hereby irrevocably and unconditionally agrees to vote all of the Shares owned or controlled by him at the time of the relevant stockholder vote (or action by written consent) in any circumstances upon which his vote, consent or other approval is sought in favor of the Charter Amendment. The Stockholder represents that he owns or controls the voting rights with respect to a sufficient number of Shares necessary to approve the Charter Amendment in accordance with the DGCL and any other applicable laws.

                  (b) No Inconsistent Arrangements. The Stockholder hereby covenants and agrees that with respect to the Shares owned or controlled by him, he shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares to any Person who is not a Permitted Transferee (a "PROHIBITED TRANSFER"), (ii) enter into any contract, option or other agreement or understanding with respect to any Prohibited Transfer of any Shares, or any interest therein, (iii) deposit any Shares into a voting trust, grant any proxy, power-of-attorney or other authorization in or with respect to any Shares to any Person other than the Permitted Transferee, (iv) except for this Agreement or as permitted herein, enter into a voting agreement or arrangement with respect to any Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder.

                  (c) Actions as Director. Subject to the fiduciary duties as a director of USXX, the Stockholder agrees to recommend to the board of directors of USXX to approve and adopt the Charter Amendment, to vote in favor of the Charter Amendment as a director, to recommend the approval and adoption of the Charter Amendment to the stockholders of USXX and to use his best efforts to cause the Charter Amendment to be approved by the stockholders of USXX no later than [June 1, 2001].

         3. Representations and Warranties. (a) The Stockholder hereby represents and warrants to Yazam as follows:

                  (i) Ownership of Securities. As of the date hereof, the Stockholder beneficially owns approximately 59,008,818 Shares and holds proxies or other rights to vote an additional approximately 56,055,000 Shares, the aggregate of which constitutes 71% of the outstanding capital stock of USXX as of the date hereof (the "CONTROLLED SHARES"). The Stockholder has sole voting power for all of the Controlled Shares with no contractual or ownership limitations, qualifications or restrictions on such rights that would interfere with the Stockholder's ability to perform his commitments herein, subject to applicable securities laws and the terms of this Agreement.


                                                                   Exhibit 10.15
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                  (ii)     Power; Binding Agreement. The Stockholder has the
         requisite power and authority to enter into and perform all of his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

         4. Termination. This Agreement and the covenants, representations and warranties and agreements contained herein or granted pursuant hereto shall terminate upon the earlier of the Merger or termination of the Merger Agreement.

         5.       Miscellaneous.

                  (a) Specific Performance. The Stockholder recognizes and agrees that if, for any reason, any of the provisions of this Agreement are not performed by him in accordance with its specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to Yazam for which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that, in addition to any other available remedies, Yazam shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of Yazam posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the Stockholder will not allege, and hereby waives the defense, that there is an adequate remedy at law.

                  (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent that it may be enforced.

                  (c) GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A BREACH THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all written and oral prior agreements and understandings, and all contemporaneous oral agreements and understandings, among the parties or any of them with respect to the subject matter hereof.

                  (e) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed by both parties hereto.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                      YAZAM.COM INC.


                                      By:   /s/ Bernie Siegel
                                          -------------------------------------
                                            Name:  Bernie Siegel
                                            Title:



                                      C. GREGORY EARLS


                                        /s/ Gregory Earls
                                      -----------------------------------------